FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
MERGEWORTHRX CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Charles F. Fistel and Stephen B. Cichy (together, the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the "Shares") at the Special Meeting of Stockholders of MergeWorthRx Corp., (the "Company") to be held on [__________], 2014 at [__________] Eastern Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed and in the Proxies' discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5

Please mark vote as indicated in this example ☒

(1) **The Business Combination Proposal** — to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 14, 2014, as it may be amended (the "Merger Agreement"), by and among the Company, Anvil Merger Sub, Inc., a Delaware corporation, AeroCare Holdings, Inc., a Delaware corporation and FFC Aerocare SR, LLC, a Delaware limited liability company, and the transactions contemplated thereby (the "Business Combination Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Intention to Exercise Conversion Rights

If you intend to exercise your conversion rights, please check this box. Checking this box, however, is not sufficient to exercise your conversion rights. You must comply with the procedures set forth in the definitive proxy statement under the heading "Special Meeting in Lieu of 2014 Annual Meeting of MWRX Stockholders — Conversion Rights."

CONVERSION RIGHTS ☐

(2) **The Certificate Proposal** — to consider and vote upon a proposal to approve the Company's second amended and restated certificate of incorporation to, among other things:

- change the Company's name to AeroCare Holdings Corporation;
- remove certain provisions related to the Company's status as a blank check company; and
- make certain other changes that the Company's board of directors deems appropriate for a public operating company (the "Certificate Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) **The Director Election Proposal** — to consider and vote upon a proposal to elect two directors to serve on the Company's board of directors upon consummation of the Business Combination (the "Director Election Proposal");

	FOR	WITHHOLD
Stephen B. Cichy	☐	☐
Theodore B. Lundberg	☐	☐

(4) **The Incentive Plan Proposal** — to consider and vote upon a proposal to approve and adopt the AeroCare Holdings Corporation 2014 Stock Option and Incentive Plan (the "Incentive Plan Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) **The Adjournment Proposal** — to consider and vote upon a proposal to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the "Adjournment Proposal"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) to consider and transact such other procedural matters as may properly come before the special meeting of stockholders or any adjournment or postponement thereof.

Date:____________________, 2014

Signature____________________

Signature (If held jointly)____________________

When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote AGAINST proposals 1, 2, 3, 4 and 5 (as applicable). **The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the stockholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3, 4 and 5 (as applicable).** If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.